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                                                                    Exhibit 4.32



If the Trust Preferred Security is to be a Global Certificate Insert:

      THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO TECO CAPITAL TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number: ___                   Number Of Trust Preferred Securities


                 Certificate Evidencing Trust Preferred Securities

                                       of

                              TECO CAPITAL TRUST II

                          5.11% TRUST PREFERRED SECURITIES
               (Liquidation Amount $25 Per Trust Preferred Security)

      TECO Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of [_________] Trust Preferred Securities of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the 5.11% Trust Preferred Securities (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be
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subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 15, 2002 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Trust Preferred Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      In Witness Whereof, one of the Property Trustee of the Trust has executed this certificate this _____ day of January, 2002.

                                    TECO CAPITAL TRUST II

                                    By:   THE BANK OF NEW YORK
                                          As Property Trustee


                                    By:
                                       ---------------------------------
                                         Name:
                                         Title:





                                       2
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                                   ASSIGNMENT



      For Value Received, the undersigned assigns and transfers this Trust Preferred Security to:

      ---------------------------------------------------------------

      ---------------------------------------------------------------

      ---------------------------------------------------------------
                         (Insert assignee's social security
                            or tax identification number)

      ---------------------------------------------------------------

      ---------------------------------------------------------------

      ---------------------------------------------------------------
                      (Insert address and zip code of assignee)
                              and irrevocably appoints

      ---------------------------------------------------------------

      ---------------------------------------------------------------

      ---------------------------------------------------------------

agent to transfer this Trust Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      ---------------------------------------------------
Signature:
          -----------------------------------------------
      (Sign exactly as your name appears on the other side
          of this Trust Preferred Securities Certificate)
---------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.